Form N-SAR,
Sub-Item 77I
Terms of new or amended securities


Nuveen California Dividend Advantage Municipal Fund 2
333-49242
811-10197


An additional preferred class of the registrants securities have been registered and have become effective on October 19, 2010, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred Shares.

A copy of such Prospectus is contained in the Funds
497 filing, October 20, 2010, accession number 0001193125-10-232405, and is herein incorporated by reference
as an exhibit to the Sub-Item 77I of Form N-SAR.